Exhibit (21)


                         2004 ANNUAL REPORT ON FORM 10-K
                         -------------------------------

                           SUBSIDIARIES OF THE COMPANY
                           ---------------------------

All of the Registrant's subsidiaries as of September 30, 2004, are listed below. Subsidiaries of a subsidiary are indented. All subsidiaries are included in the consolidated financial statements of the Registrant.

                                                                  Percentage of
                                                  State Or           Voting
                                              Jurisdiction of      Securities
                                                Organization          Owned
                                              -----------------  ---------------

Dixon Ticonderoga, Inc.                            Canada             100%

   Grupo Dixon, S.A. de C.V.  (50.1%
   Subsidiary of Dixon Ticonderoga, Inc.)          Mexico              98%

      Dixon Ticonderoga de Mexico, S.A. de
      C.V. (Subsidiary of Grupo Dixon, S.A.
      de C.V.)                                     Mexico             100%

      Dixon Comercializadora Dixon, S.A. de
      C.V. (Subsidiary of Grupo Dixon, S.A.
      de C.V.)                                     Mexico             100%

      Servidix, S.A. de C.V.  (Subsidiary of
      Grupo Dixon, S.A. de C.V.)                   Mexico             100%

Beijing Dixon Ticonderoga Stationery
  Company, Ltd.                                    China              100%

Ticonderoga Graphite, Inc. (a)                    New York            100%

Dixon Europe, Limited                          United Kingdom         100%



(a)  Inactive